                                                                      EXHIBIT 11

                         THE GENERAL CHEMICAL GROUP INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                   (UNAUDITED)


Earnings per share were calculated as follows:




                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                       SEPTEMBER 30,          SEPTEMBER 30,
                                                     -------------------    ----------------
                                                      1996       1997       1996       1997
                                                      ----       ----       ----       ----
Primary

   Total income used for primary
    earnings per share...........................   $ 14,634   $ 15,102   $ 30,992   $ 44,074
                                                    ========   ========   ========   ========

   Weighted average common shares
    outstanding..................................     22,237     20,955     20,996     21,511

   Weighted average common
    equivalent shares............................        929      1,213        480      1,087
                                                    --------   --------   --------   --------

   Weighted average common and
    common equivalent share......................     23,166     22,168      21,476    22,598
                                                    ========   ========    ========  ========

   Primary earnings per common share
    and common equivalent shares.................   $    .63   $    .68   $   1.44   $   1.95
                                                    ========   ========   ========   ========

Fully Diluted

   Total income used for primary
    earnings per share...........................   $ 14,634   $ 15,102   $ 30,992   $ 44,074
                                                    ========   ========   ========   ========

   Weighted average common shares
    outstanding..................................     22,237     20,955     20,996     21,511

   Weighted average common
    equivalent shares............................      1,009      1,287        572      1,287
                                                    --------   --------   --------   --------

   Weighted average common and
    common equivalent shares.....................     23,246     22,242     22,568     22,798
                                                    ========   ========   ========   ========

   Primary earnings per common share
    and common equivalent shares.................   $    .63   $    .68   $   1.44   $   1.93
                                                    ========   ========   ========   ========